Exhibit 31.2
Certification of Principal Financial Officer

I, Mark Wallace, certify that:
1.I have reviewed this annual report on Form 10-K/A for the fiscal year ended June 30, 2021 of Escalon Medical Corp.
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 22, 2021	/s/ Mark Wallace
Mark Wallace
Chief Operating Officer and Principal Financial and Accounting Officer